Exhibit 99.1
Capri Holdings Limited Announces Third Quarter Fiscal 2025 Results
London — February 5, 2025 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the third quarter of Fiscal 2025 ended December 28, 2024.
Third Quarter Fiscal 2025 Highlights
•Revenue decreased 11.6% on a reported basis and 11.4% in constant currency
•Adjusted operating margin of 6.0%
•Adjusted earnings per share of $0.45

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "Overall our business remained challenged during the quarter and we were disappointed with our results. We are reevaluating our strategic initiatives to improve current sales trends. Looking ahead, we expect our performance to improve throughout fiscal year 2026 positioning us to return to growth in fiscal 2027 and beyond."

Mr. Idol concluded, "Our portfolio of iconic fashion luxury brands, Versace, Jimmy Choo and Michael Kors, are globally recognized and resonate with consumers. I am optimistic about Capri's future and remain confident in our long-term growth potential."

Third Quarter Fiscal 2025 Results
Financial Results and non-GAAP Reconciliation
The Company's results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of Capri Holdings Third Quarter Fiscal 2025 Results
•Total revenue of $1.26 billion decreased 11.6% compared to last year. On a constant currency basis, total revenue decreased 11.4%. Total company retail sales declined low-double-digits while wholesale revenue decreased low-teens.
•Gross profit was $812 million and gross margin was 64.4%, compared to $928 million and 65.0% in the prior year. Gross profit margin declined 60 basis points primarily due to lower full price sell-throughs.
•Loss from operations was $590 million and operating margin was (46.8)%, compared to income from operations of $122 million and operating margin of 8.5% in the prior year. The loss was driven by a non-cash impairment charge of $675 million. Adjusted income from operations was $76 million and adjusted operating margin was 6.0%, compared to $172 million and 12.1% in the prior year. The decline in operating margin primarily reflects expense deleverage on lower revenue.
•Net loss was $547 million, or $(4.61) per share, compared to net income of $105 million, or $0.88 per diluted share, in the prior year. The loss was driven by a non-cash impairment charge of $602 million, or $5.08 per share. Adjusted net income was $54 million, or $0.45 per diluted share, compared to $142 million, or $1.20 per diluted share, in the prior year period.
•Net inventory as of December 28, 2024 was $892 million, a 13% decrease compared to the prior year.
•Cash flow from operating activities for the third quarter was an inflow of $309 million, while free cash flow was an inflow of $278 million.
•Cash and cash equivalents totaled $356 million, and total borrowings outstanding were $1.48 billion, resulting in net debt of $1.12 billion as of December 28, 2024 versus $1.60 billion last year.
•Capri Holdings' leverage ratio as calculated under the terms of the Company's credit facility was 2.77x as of December 28, 2024.
•As previously announced, on February 4, 2025, Capri Holdings entered into an amended and restated senior secured credit agreement which replaces the Company's existing $1.5 billion revolving credit facility and adds a new term loan of $700 million which was used to repay in full the Company's $450 million delayed draw term loan which would have otherwise become due in November 2025, and, together with borrowings under the revolver, to repay in full the €450 million Versace term loan which would have otherwise become due in December 2025. The maturity date under the Company's revolving credit facility and new term loan is July 2027.
Versace Third Quarter Fiscal 2025 Results
•Versace revenue of $193 million decreased 15.0% on both a reported basis and constant currency basis compared to prior year. Retail sales decreased mid-teens while wholesale revenue decreased double-digits. Revenue in the Americas declined 21%, while revenue in EMEA decreased 13% and revenue in Asia declined 11%. Versace's global database increased by 1.1 million new consumers, representing 15% growth over the last year.
•Versace operating loss was $21 million and operating margin was (10.9)%, compared to operating loss of $14 million and operating margin of (6.2)% in the prior year. The decline in operating margin rate was primarily due to expense deleverage on lower revenue.

Jimmy Choo Third Quarter Fiscal 2025 Results
•Jimmy Choo revenue of $159 million decreased 4.2% on both a reported basis and constant currency basis compared to prior year. Retail sales were in-line with prior year while wholesale revenue decreased mid-teens. Revenue in the Americas declined 10%, while revenue in EMEA increased 9% and revenue in Asia decreased 17%. Jimmy Choo's global database increased by 0.7 million new consumers, representing 12% growth over the last year.
•Jimmy Choo operating loss was $6 million and operating margin was (3.8)%, compared to operating income of $4 million and operating margin of 2.4% in the prior year. The decline in operating margin rate was primarily due to expense deleverage on lower revenue.
Michael Kors Third Quarter Fiscal 2025 Results
•Michael Kors revenue of $909 million decreased 12.1% on a reported basis and 11.7% on a constant currency basis compared to prior year. Retail sales decreased low-teens while wholesale revenue declined high-single-digits. Revenue in the Americas decreased 10%, while revenue in EMEA declined 13% and revenue in Asia decreased 27%. Michael Kors' global database increased by 9 million new consumers, representing 11% growth over the last year.
•Michael Kors operating income was $147 million and operating margin was 16.2%, compared to $219 million and 21.2% in the prior year. The decline in operating margin rate was primarily due to expense deleverage on lower revenue.

Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including changes in global macroeconomic conditions, greater than anticipated inflationary pressures or loss of consumer confidence, and further considerable fluctuations in foreign currency exchange rates.

Fiscal Year 2025 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $4.4 billion, including a negative impact of approximately $40 million from foreign currency
•Adjusted operating income of approximately $100 million
•Ending inventory to be below prior year
For Versace, the Company expects the following:
•Total revenue of approximately $810 million, including a negative impact of approximately $10 million from foreign currency
•Operating margin in the negative high-single-digit range
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $600 million, including a negative impact of approximately $5 million from foreign currency
•Operating margin in the negative low-single-digit range
For Michael Kors, the Company expects the following:
•Total revenue of approximately $3.0 billion, including a negative impact of approximately $25 million from foreign currency

•Operating margin in the low-double-digit range

Fiscal Year 2026 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $4.1 billion, including a negative impact of approximately $100 million from foreign currency
•Adjusted operating income of approximately $150 million
For Versace, the Company expects the following:
•Total revenue of approximately $800 million, including a negative impact of approximately $25 million from foreign currency
•Operating margin of approximately break-even
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $550 million, including a negative impact of approximately $15 million from foreign currency
•Operating margin slightly negative
For Michael Kors, the Company expects the following:
•Total revenue of approximately $2.75 billion, including a negative impact of approximately $60 million from foreign currency
•Operating margin in the low-double-digit range

Conference Call Information
A conference call to discuss third quarter Fiscal 2025 results is scheduled for today, February 5, 2025 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company's website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until February 12, 2025. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13750496. A replay of the webcast will also be available within two hours of the conclusion of the call.

Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year's reported amounts into comparable amounts using prior year's foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with impairment charges, restructuring and other charges, ERP implementation costs, Capri transformation costs and costs related to the previously terminated merger agreement with Tapestry, Inc. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward Looking Statements
This press release contains statements which are, or may be deemed to be, "forward-looking statements." Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "plans", "believes", "expects", "intends", "will", "should", "could", "would", "may", "anticipates", "might" or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit; Capri’s ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; the risk of any litigation relating to the Company's previously proposed merger with Tapestry, Inc., the termination of the merger agreement and/or public disclosures related thereto; as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Total revenue	$1,261	$1,427	$3,407	$3,947
Cost of goods sold	449	499	1,212	1,375
Gross profit	812	928	2,195	2,572
Total operating expenses	1,402	806	2,831	2,270
(Loss) income from operations	(590)	122	(636)	302
Interest (income) expense, net	(8)	1	(22)	12
Foreign currency loss (gain)	23	(2)	11	16
(Loss) income before income taxes	(605)	123	(625)	274
(Benefit) provision for income taxes	(59)	18	(90)	31
Net (loss) income	(546)	105	(535)	243
Less: Net income attributable to noncontrolling interest	1	—	2	—
Net (loss) income attributable to Capri	$(547)	$105	$(537)	$243
Weighted average ordinary shares outstanding:
Basic	118,543,746	116,795,382	118,150,485	116,967,118
Diluted	118,543,746	118,163,528	118,150,485	118,003,245
Net (loss) income per ordinary share:
Basic	$(4.61)	$0.89	$(4.54)	$2.07
Diluted	$(4.61)	$0.88	$(4.54)	$2.06

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 28, 2024	March 30, 2024	December 30, 2023
Assets
Current assets
Cash and cash equivalents	$356	$199	$249
Receivables, net	275	332	339
Inventories, net	892	862	1,020
Prepaid expenses and other current assets	212	215	310
Total current assets	1,735	1,608	1,918
Property and equipment, net	533	579	560
Operating lease right-of-use assets	1,300	1,438	1,485
Intangible assets, net	1,099	1,394	1,727
Goodwill	667	1,106	1,319
Deferred tax assets	362	352	371
Other assets	209	212	237
Total assets	$5,905	$6,689	$7,617
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$533	$352	$370
Accrued payroll and payroll related expenses	114	107	105
Accrued income taxes	39	64	74
Short-term operating lease liabilities	360	400	408
Short-term debt	25	462	461
Accrued expenses and other current liabilities	359	310	397
Total current liabilities	1,430	1,695	1,815
Long-term operating lease liabilities	1,278	1,452	1,459
Deferred tax liabilities	300	362	519
Long-term debt	1,454	1,261	1,383
Other long-term liabilities	372	319	506
Total liabilities	4,834	5,089	5,682
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 227,667,624 shares issued and 117,908,474 outstanding at December 28, 2024; 226,271,074 shares issued and 116,629,634 outstanding at March 30, 2024 and 225,904,103 shares issued and 116,262,663 outstanding at December 30, 2023	—	—	—
Treasury shares, at cost (109,759,150 shares at December 28, 2024, 109,641,440 shares at March 30, 2024 and 109,641,440 shares at December 30, 2023)	(5,462)	(5,458)	(5,458)
Additional paid-in capital	1,466	1,417	1,410
Accumulated other comprehensive income	122	161	31
Retained earnings	4,942	5,479	5,951
Total shareholders’ equity of Capri	1,068	1,599	1,934
Noncontrolling interest	3	1	1
Total shareholders’ equity	1,071	1,600	1,935
Total liabilities and shareholders’ equity	$5,905	$6,689	$7,617

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Nine Months Ended
		December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue by Segment and Region:

Versace	The Americas	$58	$73	$192	$251
	EMEA	85	98	265	339
	Asia	50	56	156	176
Versace Revenue		193	227	613	766

Jimmy Choo	The Americas	43	48	130	135
	EMEA	76	70	224	208
	Asia	40	48	118	138
Jimmy Choo Revenue		159	166	472	481

Michael Kors	The Americas	653	722	1,596	1,779
	EMEA	180	208	505	602
	Asia	76	104	221	319
Michael Kors Revenue		909	1,034	2,322	2,700

Total Revenue		$1,261	$1,427	$3,407	$3,947

(Loss) Income from Operations:
Versace		$(21)	$(14)	$(41)	$24
Jimmy Choo		(6)	4	(7)	11
Michael Kors		147	219	309	518
Total segment income from operations		120	209	261	553
Less: Corporate expenses		(51)	(68)	(178)	(210)
Impairment of assets		(675)	(6)	(718)	(26)
Merger related income (costs)		14	(8)	(1)	(12)
Restructuring and other income (expense)		2	(5)	—	(3)
Total (Loss) Income from Operations		$(590)	$122	$(636)	$302

Operating Margin:
Versace		(10.9)%	(6.2)%	(6.7)%	3.1%
Jimmy Choo		(3.8)%	2.4%	(1.5)%	2.3%
Michael Kors		16.2%	21.2%	13.3%	19.2%
Capri		(46.8)%	8.5%	(18.7)%	7.7%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	December 28, 2024	December 30, 2023
Versace	234	233
Jimmy Choo	224	237
Michael Kors	747	800
Total number of retail stores	1,205	1,270

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	December 28, 2024	December 30, 2023	As Reported	Constant Currency
Total Revenue:
Versace	$193	$227	(15.0)%	(15.0)%
Jimmy Choo	159	166	(4.2)%	(4.2)%
Michael Kors	909	1,034	(12.1)%	(11.7)%
Total Revenue	$1,261	$1,427	(11.6)%	(11.4)%

	Nine Months Ended		% Change
	December 28, 2024	December 30, 2023	As Reported	Constant Currency
Total Revenue:
Versace	$613	$766	(20.0)%	(19.6)%
Jimmy Choo	472	481	(1.9)%	(1.5)%
Michael Kors	2,322	2,700	(14.0)%	(13.6)%
Total Revenue	$3,407	$3,947	(13.7)%	(13.3)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 28, 2024
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation(2)	Capri Transformation (3)	Merger Related Costs (4)	As Adjusted
Gross profit	$812	$—	$—	$—	$—	$—	$812

Operating expenses	$1,402	$(675)	$2	$(1)	$(6)	$14	$736

Total (loss) income from operations	$(590)	$675	$(2)	$1	$6	$(14)	$76

(Loss) income before income taxes	$(605)	$675	$(2)	$1	$6	$(14)	$61
(Benefit) provision for income taxes	$(59)	$73	$—	$(1)	$(3)	$(4)	$6
Net (loss) income attributable to Capri	$(547)	$602	$(2)	$2	$9	$(10)	$54
Weighted average diluted ordinary shares outstanding	118,543,746						118,600,375
Diluted net (loss) income per ordinary share - Capri	$(4.61)	$5.08	$(0.02)	$0.01	$0.07	$(0.08)	$0.45
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan lease termination gains and other store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the majority of our operational and IT projects were paused and we will continue to reassess these projects, along with related timing, in Fiscal 2026.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc. During the three months ended December 28, 2024, the Company received approximately $45 million from Tapestry, Inc. as reimbursement for merger related costs.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 28, 2024
	As Reported	Impairment Charges	Restructuring and Other Expense (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs (4)	As Adjusted
Gross profit	$2,195	$—	$—	$—	$—	$—	$2,195

Operating expenses	$2,831	$(718)	$—	$(9)	$(32)	$(1)	$2,071

Total (loss) income from operations	$(636)	$718	$—	$9	$32	$1	$124

(Loss) income before income taxes	$(625)	$718	$—	$9	$32	$1	$135
Benefit for income taxes	$(90)	$83	$—	$1	$4	$—	$(2)
Net (loss) income attributable to Capri	$(537)	$635	$—	$8	$28	$1	$135
Weighted average diluted ordinary shares outstanding	118,150,485						118,544,856
Diluted net (loss) income per ordinary share - Capri	$(4.54)	$5.36	$—	$0.07	$0.24	$0.01	$1.14
______________________
(1)Amounts impacting operating expenses primarily relate to Global Optimization Plan lease termination gains and other store closure costs.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure. During Fiscal 2024, the majority of our operational and IT projects were paused and we will continue to reassess these projects, along with related timing, in Fiscal 2026.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc. During the nine months ended December 28, 2024, the Company received approximately $45 million from Tapestry, Inc. as reimbursement for merger related costs.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 30, 2023
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs (4)	As Adjusted
Gross profit	$928	$—	$—	$—	$—	$—	$928

Operating expenses	$806	$(6)	$(5)	$(4)	$(27)	$(8)	$756

Total income from operations	$122	6	$5	$4	$27	$8	$172

Income before provision for income taxes	$123	$6	$5	$4	$27	$8	$173
Provision for income taxes	$18	$2	$1	$1	$7	$2	$31
Net income attributable to Capri	$105	$4	$4	$3	$20	$6	$142
Diluted net income per ordinary share - Capri	$0.88	$0.03	$0.04	$0.03	$0.17	$0.05	$1.20
______________________
(1)Amounts impacting operating expenses primarily relate to equity awards associated with the acquisition of Gianni Versace S.r.l. and severance expenses incurred during the third quarter.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Nine Months Ended December 30, 2023
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	ERP Implementation (2)	Capri Transformation (3)	Merger Related Costs (4)	As Adjusted
Gross profit	$2,572	$—	$—	$—	$—	$—	$2,572

Operating expenses	$2,270	$(26)	$(3)	$(13)	$(84)	$(12)	$2,132

Total income from operations	$302	$26	$3	$13	$84	$12	$440

Foreign currency loss (gain)	$16	$—	$(17)	$—	$—	$—	$(1)

Income before provision for income taxes	$274	$26	$20	$13	$84	$12	$429
Provision for income taxes	$31	$6	$4	$3	$19	$3	$66
Net income attributable to Capri	$243	$20	$16	$10	$65	$9	$363
Diluted net income per ordinary share - Capri	$2.06	$0.17	$0.14	$0.08	$0.55	$0.08	$3.08
______________________
(1)Amounts impacting operating expenses primarily relate to equity awards associated with the acquisition of Gianni Versace S.r.l. and severance for certain employees, partially offset by a $10 million gain on the sale of a long-lived corporate asset. The foreign currency exchange loss represents a charge recognized in conjunction with restructuring activities to rationalize certain legal entities within our structure.
(2)Represents a multi-year ERP implementation which includes accounting, finance and wholesale and retail inventory solutions in order to create standardized finance IT applications across our organization.
(3)The Capri transformation program represents a multi-year, multi-project initiative intended to improve the operating effectiveness and efficiency of our organization by creating best in class shared platforms across our brands and by expanding our digital capabilities. These initiatives cover multiple aspects of our operations including supply chain, marketing, omni-channel customer experience, e-commerce, data analytics and IT infrastructure.
(4)Relates to costs incurred by the Company in connection with the previously terminated merger agreement with Tapestry, Inc.